Item 77C

Registrant incorporates by reference Registrant's Proxy Statement dated
February
25,
2003 filed on February 25, 2003 (Accession No. 0000927016-03-000876).

Registrant incorporates by reference the Registrant's Annual Report as of February 28,
2003, which details the matters proposed to shareholders and the shareholder votes cast.

































G:\NSAR\VET2&8\ex77c-vet.txt